Exhibit 99.1

US Lighting Group To Become Publicly Traded Company

Hollywood, Florida - May 31, 2016 - The Luxurious Travel Corp. (OTC PINK: LXRT) (“Luxurious Travel” or the “Company”) is pleased to announce that it has entered into a definitive Share Exchange Agreement to acquire all of the issued and outstanding capital stock of US Lighting Group, Inc. (“US Lighting Group”), an independent designer and manufacturer of patent-pending, transformer less, LED lighting technologies. Upon completion of this transaction, US Lighting Group will become a wholly-owned subsidiary of the Company, the shareholders of US Lighting Group will become the principal shareholders of the Company and the Company will take the necessary corporate and regulatory action to change its name to “US Lighting Group, Inc.” and secure a new trading symbol to better reflect its new corporate name and business focus. In addition, at closing existing LXRT management will resign and US Lighting Group management will assume management roles at the public company.

The transaction is expected to close within the next fourteen days, subject to receipt of certain approvals from market regulators, and satisfaction of customary closing conditions.

Paul Spivak, President of US Lighting Group, commented, “We are extremely excited to begin this next chapter in the history of US Lighting Group as a publicly traded company. We look forward to taking full advantage of this strong new corporate position to accelerate our current growth strategy to go after larger and more lucrative markets with our cutting edge patent-pending LED lighting technologies.”

Founded in 2011, US Lighting Group is an independent designer and manufacturer of high quality patent-pending, transformer less, “green” LED lighting tubes for sale and distribution into the commercial and industrial 4’ tube lighting sectors in the United States and abroad. Every US Lighting Group LED bulb is made in the USA at the Company’s own manufacturing facility located near Cleveland, Ohio.

US Lighting Group’s flagship line of LED bulbs is the BH4 Series. BH4 LED bulbs are 4 feet long and intended to replace the harsh, inefficient fluorescent bulbs found in many offices, warehouses, department stores, and corporate buildings. BH4 Series LED bulbs utilize an innovative and patent-pending, transformer less design which decreases manufacturing costs and dramatically increases energy efficiency and brightness. These factors combine to give BH4 Series LED bulbs an incredibly long lifespan - independently tested to have an average lifespan of 190,000 hours (21 years) - more than 3x the closest competition. This reduces maintenance costs significantly and is a major pre-buying consideration of end-users.

Market demand for 4’ LED tubes is expected to grow dramatically over next several years due to federal/state government and energy provider incentives and rebates for end-users, increasing utilities cost savings for end-users, and the Department of Energy’s approval of the green eco-friendly 4’ LED tube as the logical replacement for the more than 1.8 billion outdated and energy inefficient fluorescent light tubes currently installed in the United States.

US Lighting Group BH4 Series LED bulbs are distributed throughout the United States to various commercial and industrial end-users and resellers, and also available at several online retailers, including The Home Depot.

For additional information regarding US Lighting Group, Inc., visit www.uslightinggroup.com.

Investor/Media Contact:

US Lighting Group, Inc. - Investor Relations

Email: investor@uslightinggroup.com

Web: www.uslightinggroup.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this press release, other than statements of historical fact, are “forward-looking statements” made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are typically, but not always, identified by the words: believe, expect, anticipate, intend, estimate, and similar expressions or which by their nature refer to future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Actual results may differ materially from those indicated by these statements.

Disclaimer: This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.